Exhibit 10.1
EMPLOYMENT AGREEMENT
between
ZIMMER HOLDINGS, INC.
and
J. RAYMOND ELLIOTT
          This Employment Agreement (“Agreement”) is made and entered into by and between Zimmer Holdings, Inc, a Delaware corporation (the “Company”), and J. Raymond Elliott (“Executive”) and is dated this 18th day of November, 2006.
Recitals
          A. Executive currently serves as the Chairman of the Board, President and Chief Executive Officer of the Company.
          B. Executive has notified the Company that he intends to resign from his positions as President and Chief Executive Officer, and continue to serve as Chairman of the Board of the Company.
          C. The Company and Executive desire to enter into an agreement embodying the terms of Executive’s continued employment with the Company.
Agreement
          NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree as follows:
          1. Effective Date. This Agreement shall be effective on the date that Executive resigns from the positions as President and Chief Executive Officer (the “Effective Date”).
          2. Term of Employment. Subject to earlier termination as provided in Section 7 of this Agreement, the term of this Agreement shall begin on the Effective Date and shall end on November 30, 2007; provided, however, that this term may be extended by the parties mutual agreement only for successive terms of six (6) months each (the original term plus any extensions of the term are hereinafter referred to as the “Term”) if the Company provides written notice to so extend to the Executive at least thirty (30) calendar days before the scheduled expiration of the Term.
          3. Position and Responsibilities. During the Term, Executive agrees to serve as Chairman of the Board of Directors (the “Board”) of the Company. In this capacity the Executive shall preside at all meetings of the Board and the stockholders and shall have such other duties, authorities and responsibilities that are customary to such position

          4. Standard of Care. During the Term, Executive will not, except as noted herein, accept full-time employment with any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage, without the express written consent of the Company and will not take any action that deprives the Company of any business opportunities or otherwise act in a manner that conflicts with the best interests of the Company or that is detrimental to the business of the Company; provided, however, this Section 4 shall not be construed as preventing Executive (a) from investing his personal assets in such form or manner as will not require his services in the daily operations and affairs of the businesses in which such investments are made, or (b) from participating in charitable or other not-for-profit activities as long as such activities do not interfere with Executive’s work for the Company (or its affiliates) or (c) participating in other part-time activities that either individually or cumulatively do not interfere with the Executive’s work for the Company (or its affiliates).
          5. Compensation and Benefits. As remuneration for all services to be rendered by Executive during the Term, the Company shall pay and provide to Executive the following:
     5.1. Base Salary. The Company shall pay Executive a base salary equal to Executive’s base salary in effect immediately prior to the Effective Date (the “Base Salary”). The Base Salary shall be paid to Executive consistent with the customary payroll practices of the Company.
     5.2. Incentive Bonus. Executive shall not be entitled to participate during the Term in any annual or new incentive bonus plan which the Company now has or may adopt and implement from time to time during the Term except as otherwise provided for in currently approved bonus programs including the integration bonus (earned award through 2006) and the three year incentive plan (pro-rata earned award through the Term).
     5.3. Equity Compensation. Executive shall not be entitled to participate during the Term in any equity compensation plan which the Company now has or may adopt and implement from time to time during the Term.
     5.4. Employee Benefits. The Company shall provide to Executive employee fringe benefits and perquisites commensurate with his position with the Company and equal to the Executive’s fringe benefits and perquisites in effect immediately prior to the Effective Date. Nothing contained in this Section shall obligate the Company to institute, maintain or refrain from changing, amending or discontinuing any employee fringe benefit plan, so long as such changes are similarly applicable to other employees generally.
          6. Reimbursement of Business Expenses. The Company shall pay or reimburse Executive for all ordinary and necessary expenses, which Executive incurs in performing his duties under this Agreement. Such expenses shall be paid or reimbursed to

Executive consistent with the expense reimbursement policies of the Company in effect from time to time and Executive agrees to abide by any such expense reimbursement policies.
          7. Termination of Employment.
     7.1. Termination Due to Death. If Executive dies during the Term, this Agreement shall terminate on the date of Executive’s death. Upon the death of Executive, the Company’s obligation to pay and provide Executive compensation and benefits under this Agreement shall immediately terminate, except: (a) the Company shall pay Executive or Executive’s legal representative that portion of his Base Salary, at the rate then in effect, which shall have been earned through the termination date; and (b) the Company shall pay or provide Executive or Executive’s legal representative such other payments and benefits, if any, which had accrued hereunder before Executive’s death including but not limited to the Executive’s Zimmer Life Insurance policy in effect immediately prior to the Effective Date. Other than the foregoing, the Company shall have no further obligations to Executive (or Executive’s legal representatives, including Executive’s estate, heirs, executors, administrators and personal representatives) under this Agreement unless provided for in other company policies and agreements with the Executive.
     7.2. Termination Due to Disability. If Executive suffers a Disability (as hereafter defined), the Company shall have the right to terminate this Agreement and Executive’s employment with the Company. The Company shall deliver written notice to Executive of the Company’s termination because of Disability, pursuant to this Section 7.2, specifying in such notice a termination date not less than seven (7) calendar days after the giving of the notice (the “Disability Notice Period”), and this Agreement, and Executive’s employment by the Company, shall terminate at the close of business on the last day of the Disability Notice Period.
          Upon the termination of this Agreement because of Disability, the Company’s obligation to pay and provide to Executive compensation and benefits under this Agreement shall immediately terminate, except: (a) the Company shall pay Executive that portion of his Base Salary, at the rate then in effect, which shall have been earned through the termination date; and (b) the Company shall pay or provide Executive such other payments and benefits, if any, which had accrued hereunder before the termination for Disability. This agreement does not supercede and the Company remains obligated to pay Disability payments as provided for under the current Zimmer Short and Long Term Disability Program or any new “LTD” programs that may be put in place during the Term.
          The term “Disability” shall mean when Executive is deemed disabled in accordance with any long-term disability insurance policy or plan of the Company in effect at the time of the illness or injury causing the disability.

     7.3. Termination by the Company For Cause. At any time during the Term, the Company may terminate this Agreement and Executive’s employment with the Company for “Cause” as provided in this Section 7.3. “Cause” shall mean the occurrence of one or more of the following events: (a) Executive’s conviction for a felony or of any crime involving moral turpitude; (b) Executive’s engaging in any illegal conduct or willful misconduct in the performance of his employment duties for the Company (or its affiliates); (c) Executive’s engaging in any fraudulent or dishonest conduct in his dealings with, or on behalf of, the Company (or its affiliates); (d) Executive’s material violation of the Company’s business ethics or conflict-of-interest policies, as such policies currently exist or as they may be amended or implemented during Executive’s employment with the Company; and (e) Executive’s misuse of alcohol or illegal drugs which interferes with the performance of Executive’s employment duties for the Company or which compromises the reputation or goodwill of the Company.
          Upon the occurrence of any of the events specified above, the Company may terminate Executive’s employment for Cause by notifying Executive in writing of its decision to terminate his employment for Cause, and Executive’s employment and this Agreement shall terminate at the close of business on the date on which the Company gives such notice.
          Upon termination of Executive’s employment by the Company for Cause, the Company’s obligation to pay or provide Executive compensation and benefits under this Agreement shall terminate, except: (a) the Company shall pay Executive that portion of his Base Salary, at the rate then in effect, which shall have been earned through the termination date; and (b) the Company shall pay or provide Executive such other payments or benefits, if any, which had accrued hereunder before the termination date. Other than the foregoing, the Company shall have no further obligations to Executive under this Agreement.
     7.4. Termination By Executive. At any time during the Term, Executive may terminate this Agreement and his employment with the Company by giving the Company written notice of termination, specifying in such notice a termination date not less than thirty (30) calendar days after the giving of the notice (the “Executive’s Notice Period”), and Executive’s employment with the Company shall terminate at the close of business on the last day of Executive’s Notice Period. Upon termination of Executive’s employment with the Company under this Section 7.4, the Company’s obligation to pay Executive compensation and benefits under this Agreement shall immediately terminate, except: (a) the Company shall pay Executive that portion of his Base Salary, at the rate then in effect, which shall have been earned through the termination date; and (b) the Company shall pay or provide Executive such other payments and benefits, if any, which had accrued hereunder before the termination date. Other than the foregoing, the Company shall have no further obligations to Executive under this Agreement.

          8. Assignment.
     8.1. Assignment by Company. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon any and all successors and assigns of the Company, including without limitation by asset assignment, stock sale, merger, consolidation or other corporate reorganization.
     8.2. Non-Assignment by Executive. The services to be provided by Executive to the Company hereunder are personal to Executive, and Executive’s duties may not be assigned by Executive.
          9. Notice. Any notice required or permitted under this Agreement shall be in writing and either delivered personally or sent by nationally recognized overnight courier, express mail, or certified or registered mail, postage prepaid, return receipt requested, at the following respective address unless the party notifies the other party in writing of a change of address:
If to the Company:
Zimmer Holdings, Inc.
345 East Main Street
Warsaw, Indiana 46580
Attention: Board of Directors
If to Executive:
J. Raymond Elliott
_____________________
_____________________
          A notice delivered personally shall be deemed delivered and effective as of the date of delivery. A notice sent by overnight courier or express mail shall be deemed delivered and effective one (1) day after it is deposited with the postal authority or commercial carrier. A notice sent by certified or registered mail shall be deemed delivered and effective two (2) days after it is deposited with the postal authority.
          10. Miscellaneous.
     10.1. Entire Agreement. This Agreement supersedes any prior agreements or understandings, oral or written, between the parties hereto, with respect to Executive’s continued employment as Chairman through the Term, and constitutes the entire agreement of the parties with respect thereto; provided, however, that this Agreement shall not diminish any rights either party may have as a result of any other agreements previously or subsequently entered into by the parties, including but not limited to any

Retention Agreement, Change in Control Severance Agreement, and Non-Disclosure, Non-Competition and Non-Solicitation Agreement.
     10.2. Modification. This Agreement shall not be varied, altered, modified, canceled, changed, or in any way amended except by mutual agreement of the parties in a written instrument approved by the Board or its compensation committee.
     10.3. Counterparts. This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.
     10.4. Tax Withholding. The Company may withhold from any compensation or benefits payable under this Agreement all federal, state, city, or other taxes as may be required pursuant to any law or governmental regulation or ruling and in a manner consistent with customary practices.
     10.5. Contractual Rights to Benefits. Nothing herein contained shall require or be deemed to require, or prohibit or be deemed to prohibit, the Company to segregate, earmark or otherwise set aside any funds or other assets, in trust or otherwise, to provide for any payments to be made or required hereunder.
     10.6. No Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions of this Agreement shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.
     10.7. Governing Law; Choice of Forum. To the extent not preempted by federal law, the provisions of this Agreement shall be construed and enforced in accordance with the laws of the State of Indiana, notwithstanding any state’s choice-of-law or conflicts-of-law rules to the contrary.
     10.8. Arbitration of Disputes. Any controversy or claim arising out of or relating to this Agreement or the breach thereof, shall be settled by binding arbitration in the City of Warsaw, Indiana, in accordance with the laws of the State of Indiana by three arbitrators, one of whom shall be appointed by the Company, one by Executive and the third of whom shall be appointed by the first two arbitrators. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this Section. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The expenses of arbitration, and the fees of the arbitrators, shall be paid by the party determined by the arbitrators as the non-prevailing party. In addition, the prevailing party shall be entitled to recover its costs, including reasonable attorneys’ fees, incurred in connection with the arbitration, and any subsequent enforcement of any arbitration award in court.

IN WITNESS WHEREOF, Executive and the Company have executed this Agreement, intending it to be effective as of the Effective Date.

ZIMMER HOLDINGS, INC.

By:	/s/ Stuart M. Essig	/s/ J. Raymond Elliott

	Stuart M. Essig, Chairman, Compensation and	J. Raymond Elliott
Management Development Committee

	“Company”	“Executive”